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                                                                    EXHIBIT 99.1


               CONSENT OF JAMES M. BIGGAR TO SERVE AS A DIRECTOR

                                       OF


                       BRIDGESTREET ACCOMMODATIONS, INC.



     If nominated or otherwise chosen to be a director of [BridgeStreet Accommodations, Inc.], I hereby consent to being named in [BridgeStreet Accommodations, Inc.'s] Registration Statement on Form S-1 as an individual who has agreed to serve in such capacity.


                                            /s/ JAMES M. BIGGAR

Dated:  June 10, 1997